UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

March 13, 2014
(Date of Report/Date of earliest event reported)

SENSIENT TECHNOLOGIES CORPORATION
(Exact name of registrant as specified in its charter)

WISCONSIN	1-7626	39-0561070
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS EmployerIdentification No.)

777 East Wisconsin Avenue
Milwaukee, Wisconsin 53202-5304
(Address and zip code of principal executive offices)

(414) 271-6755
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS.

On March 13, 2014, Sensient Technologies Corporation ("Sensient" or the "Company") issued a press release to announce the Board of Directors' March 12, 2014 actions related to (a) the creation of the new independent Lead Director position, (b) the appointment of Dr. Elaine Wedral as independent Lead Director, effective as of the end of the Company’s 2014 Annual Meeting of Shareholders to be held on April 24, 2014, and (c) the adoption of certain changes related to its executive pay practices to provide that 100% of long-term incentive awards made to the Company’s executive officers in December 2014 will consist of performance stock units.  It is anticipated that the performance criteria of these awards will be determined by the Compensation and Development Committee in the fall of 2014 and that the awards will be granted in December 2014.  The press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In additional to the matters described above and in the press release, Sensient’s Board of Directors also approved the following actions on March 12, 2014:

1.	An amendment to the Company’s Director Selection Criteria, effective as of the end of the Company’s 2014 Annual Meeting of Shareholders to be held on April 24, 2014, to formalize the Board’s emphasis on diversity of the Board with respect to personal characteristics such as gender, race, ethnicity and national origin;

2.	Certain amendments to the Company’s Corporate Governance Guidelines, a complete copy of which is available free of charge on the Company’s website (www.sensient.com), to describe the new Lead Director’s duties and responsibilities;

3.	Preparation of a Sensient sustainability report to highlight the Company’s sustainability efforts and results, with the first such report to cover the Company’s 2014 fiscal year and to be published in 2015; and

4.	Appointment of Mr. Edward Cichurski and Dr. Elaine Wedral to the Compensation and Development Committee, effective as of the end of the Company’s 2014 Annual Meeting of Shareholders to be held on April 24, 2014.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

The following exhibit is furnished with this Current Report on Form 8-K:

Exhibit 99.1:  Sensient Technologies Corporation Press Release dated March 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENSIENT TECHNOLOGIES CORPORATION (Registrant)

By:	/s/ John L. Hammond
Name:	John L. Hammond
Title:	Senior Vice President, General Counsel and Secretary
Date:	March 13, 2014

EXHIBIT INDEX

Exhibit 99.1  Sensient Technologies Corporation Press Release dated March 13, 2014.